Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

FIRST-QUARTER RESULTS

Pennsauken, NJ – May 9, 2023 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen weeks ended April 1, 2023.

RCM Technologies reported revenue of $67.1 million for the thirteen weeks ended April 1, 2023 (the current period), a decrease of 18.1% compared to $82.0 million for the thirteen weeks ended April 2, 2022 (the comparable prior-year period). Gross profit was $19.0 million for the current period, an 18.8% decrease compared to $23.4 million for the comparable prior-year period.  The Company experienced GAAP operating income of $5.7 million for the current period compared to $9.0 million for the comparable prior-year period.  The Company experienced GAAP net income of $3.8 million, or $0.41 per diluted share, for the current period compared to $6.5 million, or $0.62 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $5.6 million for the current period compared to $9.3 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “RCM started 2023 slower than we had expected, primarily due to project timing and program ramp-up in our Engineering segment. The cadence of activity has increased as we move through the first half of the year, allowing us to retain our offensive posture as we continue to build on the foundation carefully laid in each of our business units.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “As we expand our base, we believe that high return capital projects remain abundant both in the form of internal growth projects and bolt-on acquisitions that allow us to leverage the RCM platform.”

Conference Call

On Wednesday, May 10, 2023, RCM Technologies will host a conference call to discuss these results. The call will begin at 12:00 p.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	April 1, 2023	April 2, 2022
Revenue	$67,124	$81,961
Cost of services	48,100	58,541
Gross profit	19,024	23,420
Selling, general and administrative	13,396	14,147
Depreciation and amortization of property and equipment	271	238
Amortization of acquired intangible assets	45	-
Gain on sale of assets	(395)	-
Operating income	5,707	9,035
Other expense, net	407	52
Income before income taxes	5,300	8,983
Income tax expense	1,463	2,463
Net income	$3,837	$6,520

Diluted net earnings per share data	$0.41	$0.62

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	April 1, 2023	December 31, 2022
	(Unaudited)
Cash and cash equivalents	$1,825	$339
Accounts receivable, net	$58,809	$50,762
Total current assets	$68,806	$59,017
Total assets	$97,528	$87,964
Total current liabilities	$43,429	$40,424
Borrowings under line of credit	$19,151	$8,783
Total liabilities	$69,016	$56,002
Treasury stock	($52,004)	($43,820)
Stockholders’ equity	$28,512	$31,962

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA and Adjusted EBITDA should not be considered alternatives to net income as an indicator of performance.  In addition, Adjusted operating income, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA and Adjusted EBITDA for the thirteen weeks ended April 1, 2023 and April 2, 2022.

	Thirteen Weeks Ended
	April 1, 2023	April 2, 2022
GAAP net income	$3,837	$6,520
Income tax expense	1,463	2,463
Interest expense, net	360	97
Depreciation of property and equipment	271	238
Amortization of acquired intangible assets	45	-
EBITDA (non-GAAP)	$5,976	$9,318

Adjustments
Gain on sale of assets	(395)	-
Loss (gain) on foreign currency transactions	47	(45)
Adjusted EBITDA (non-GAAP)	$5,628	$9,273

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended April 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$39,130	$18,490	$9,504	$67,124
Cost of services	27,458	14,444	6,198	48,100
Gross profit	$11,672	$4,046	$3,306	$19,024
Gross profit margin	29.8%	21.9%	34.8%	28.3%

	Thirteen Weeks Ended April 2, 2022
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$52,184	$19,898	$9,879	$81,961
Cost of services	37,183	14,664	6,694	58,541
Gross profit	$15,001	$5,234	$3,185	$23,420
Gross profit margin	28.7%	26.3%	32.2%	28.6%

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	April 1, 2023	April 2, 2022
Net income	$3,837	$6,520
Adjustments to reconcile net income to cash used in operating activities	703	63
Changes in operating assets and liabilities:
Accounts receivable	(8,035)	(10,214)
Prepaid expenses and other current assets	960	91
Net of transit accounts receivable and payable	1,472	521
Accounts payable and accrued expenses	(2,196)	(974)
Accrued payroll and related costs	2,404	5,440
Right of use liabilities	(348)	117
Income taxes payable	141	1,824
Deferred revenue	(310)	(922)
Deposits	11	2
Total adjustments	(5,198)	(4,052)
Net cash (used in) provided by operating activities	(1,361)	2,468

Net cash used in investing activities	(332)	(217)
Net cash provided by (used in) financing activities	2,945	(1,612)
Effect of exchange rate changes on cash and cash equivalents	234	(15)
Increase in cash and cash equivalents	$1,486	$624